UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2018

AMERICAN CAPITAL SENIOR FLOATING, LTD.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01025	46-1996220
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On June 28, 2018, American Capital Senior Floating, Ltd. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036.  The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of the 10,000,100 shares of common stock outstanding on the record date, May 17, 2018.  At the Special Meeting, the Company’s stockholders voted on the following proposal and the Company’s inspector of election certified the vote tabulation indicated below.

Proposal 1

The proposal to approve the Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), including the sale of all or substantially all of the Company’s assets and the dissolution of the Company pursuant to the Plan (the “Liquidation”), was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
5,445,536	137,071	106,562

Having received stockholder approval, the Company will now begin execution of the Plan.

Item 8.01  Other Events.

Notice of Suspension of Distribution Reinvestment Plan

In connection with the Liquidation, on July 2, 2018, the Company suspended the Company’s Dividend Reinvestment and Stock Purchase Plan. The suspension will become effective for all distributions with record dates on or after August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL SENIOR FLOATING, LTD.
Date: July 2, 2018

	By:	/s/ Ian P. Fitzgerald
	Name:	Ian P. Fitzgerald
	Title:	Vice President, General Counsel and Secretary